SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.   20549

                                FORM 8-K/A

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9,1994

                        FEDERAL SIGNAL CORPORATION
          (Exact name of registrant as specified in its charter)

        DELAWARE                  1-6003                   36-1063330
(State or other jurisdiction    (Commission              (IRS Employer
 of incorporation)             File Number)           Identification No.)

1415 WEST 22ND STREET, OAK BROOK, ILLINOIS                    60521
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  708-954-2000

                                   NONE
       (Former name or former address, if changed since last report)



                             AMENDMENT NO. ONE


The undersigned Registrant hereby amends the following item of its Current Report filed on Form 8-K dated May 13, 1994 in the pages attached hereto:

Item 7 - Financial Statements and Exhibits

Federal Signal Corporation (Registrant) has acquired the principal operating assets and assumed the principal operating liabilities of Justrite Manufacturing Company (Seller). The Registrant has reviewed the financial information provided by Seller which the Registrant considered material to its decision to enter into the Asset Purchase Agreement with Seller.


(a) The following financial information for Justrite Manufacturing Company is filed in this report pursuant to Item 2 of this Form 8-K:

     (1) The audited balance sheets of Justrite Manufacturing Company as of June 30, 1993 and 1992.
     (2) The audited statements of income and retained earnings of Justrite Manufacturing Company for the years ended June 30, 1993 and 1992.
     (3) The audited statements of cash flows for the years ended June 30, 1993 and 1992.
     (4) Notes to the financial statements described in (1), (2) and (3) above.
     (5) The opinion of Coopers & Lybrand dated August 11, 1993 on the financial statements listed above.
     (6) Additional explanatory notes, prepared by the Registrant, to the 1993 financial statements listed above.



     The following unaudited interim financial information for Justrite Manufacturing Company is filed in this report pursuant to Item 2 of this Form 8-K:

     (1) The unaudited balance sheet of Justrite Manufacturing Company as of March 31, 1994.
     (2) The unaudited statements of income of Justrite Manufacturing Company for the nine months ended March 31, 1994 and 1993.
     (3) The unaudited statements of cash flows for the nine months ended March 31, 1994 and 1993.


(b)  The following pro forma consolidated financial information pursuant to
     Item 2 of this Form 8-K is filed as part of this report:

     (1) The pro forma consolidated condensed balance sheet of the Registrant and Justrite Manufacturing Company (Justrite) as of March 31, 1994 pursuant to Article 11 of Regulation S-X.

     (2) The pro forma consolidated condensed statements of income of the Registrant and Justrite for the year ended December 31, 1993 and the three months ended March 31, 1994 pursuant to Article 11 of Regulation S-X.

     (3) The basis of presentation and explanations of pro forma adjustments contained in the financial statements described in
          (1) and (2) above.


     The pro forma financial information listed above provides a reasonable estimate of the impact on the Registrant's historical financial statements had the purchase for cash of the net assets of Justrite occurred on March 31, 1994 with respect to the pro forma consolidated condensed balance sheet and on January 1, 1993 with respect to the pro forma consolidated condensed statements of income.


     Justrite's most recent fiscal year end was June 30, 1993, whereas the Registrant's most recent fiscal year end was December 31, 1993. Thus, in arriving at the pro forma consolidated condensed statement of income for the year ended December 31, 1993, Justrite's statements of income for the six month periods ended December 31, 1992 and December 31, 1993 were deducted from and added to, respectively, Justrite's audited statement of income for the full year ended June 30, 1993. This results in a close approximation of Justrite's results of operations for the year ended December 31, 1993. In arriving at the pro forma consolidated condensed statement of income for the three months ended March 31, 1994, Justrite's statement of income for the six month period ended December 31, 1993 was deducted from Justrite's statement of income for the nine month period ended March 31, 1994. This results in a close approximation of Justrite's results of operations for the three months ended March 31, 1994.


In the pro forma financial information listed above, acquisition-related adjustments were made to Justrite Manufacturing Company's historical financial statements prior to its consolidation with the Registrant. These adjustments mainly consisted of the removal of assets not acquired (principally cash and federal income tax deposits) and liabilities not assumed (principally accruals for discretionary benefit payments) by the Registrant.


(c) In accordance with Item 601 of Regulation S-K, the following information is filed with the report:

     Exhibit
        2      Asset Purchase Agreement



                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 FEDERAL SIGNAL CORPORATION
                                                         (Registrant)


Date:  July 11, 1994                                        Richard L. Ritz
                                              Vice President and Controller





                    THE JUSTRITE MANUFACTURING COMPANY

                              BALANCE SHEETS

                          June 30, 1993 and 1992


                                                1993             1992
ASSETS
Current assets:
  Cash and cash equivalents                  $1,644,787        $1,253,011
  Accounts receivable, less allowance
   of $232,000 in 1993 and $137,000
   in 1992 for doubtful accounts              2,396,424         2,962,977
  Inventories                                 1,808,508         1,603,644
  Prepaid expenses                               21,262            12,951

          Total current assets                5,870,981         5,832,583

Equipment                                     8,051,608         6,961,252
Less accumulated depreciation                 4,931,897         4,311,838

          Net equipment                       3,119,711         2,649,414

Tax deposits and other assets                   828,996           928,834
                                             ----------        ----------
                                             $9,819,688        $9,410,831
                                             ==========        ==========


LIABILITIES
Current liabilities:
  Accounts payable                           $1,555,800        $1,275,628
  Accrued expenses and taxes withheld         1,140,992         1,115,159
  Accrued profit-sharing contribution           313,532           282,529

          Total current liabilities           3,010,324         2,673,316

Deferred income                                 191,000           224,000

Stockholders' equity:
  Common stock, $10 par value -
   100,000 shares authorized,
   2,500 shares issued and outstanding           25,000            25,000
  Retained earnings                           6,593,364         6,488,515

          Total stockholders' equity          6,618,364         6,513,515
                                             ----------        ----------
                                             $9,819,688        $9,410,831
                                             ==========        ==========

The accompanying notes are an integral part of the financial statements.





                    THE JUSTRITE MANUFACTURING COMPANY

                STATEMENTS OF INCOME AND RETAINED EARNINGS

                for the years ended June 30, 1993 and 1992



                                                 1993              1992

Net sales                                    $31,951,238       $32,000,174

Cost of sales                                 18,893,733        18,418,313
                                             -----------       -----------
                                              13,057,505        13,581,861
                                             -----------       -----------
Operating expenses:
  Selling                                      4,396,256         5,033,034
  General and administrative                   2,828,737         3,174,896
  Contributions to employees'
   profit-sharing plan                           313,532           282,529
                                             -----------       -----------
                                               7,538,525         8,490,459
                                             -----------       -----------
Income from operations                         5,518,980         5,091,402

Interest income                                   59,875            41,574

Loss on sale of assets and other, net           (224,006)          (65,568)

Net income                                     5,354,849         5,067,408

Retained earnings, beginning of year           6,488,515         5,871,107

Distributions to stockholders                 (5,250,000)       (4,450,000)

Retained earnings, end of year               $ 6,593,364       $ 6,488,515



The accompanying notes are an integral part of the financial statements.





                    THE JUSTRITE MANUFACTURING COMPANY

                         STATEMENTS OF CASH FLOWS

                for the years ended June 30, 1993 and 1992



                                                 1993              1992

Cash and cash equivalents,
 beginning of year                             $ 1,253,011     $   875,245

Operating activities:
  Net income                                     5,354,849       5,067,408
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
    Amortization of deferred income                (33,000)        (33,000)
    Depreciation and amortization                  656,443         525,763
    (Increase) decrease in accounts receivable     566,553        (311,440)
    (Increase) decrease in inventories            (204,864)      1,052,670
    (Increase) decrease in prepaid expenses         (8,311)         15,917
    Increase (decrease) in accounts payable        280,172         (78,465)
    Increase in accrued expenses                    56,836           8,646
                                               -----------     -----------
                                                 6,668,678       6,247,499
                                               -----------     -----------
Investing activities:
  Additions to equipment                        (1,137,270)     (1,319,647)
  Disposals of equipment                            21,230          41,399
  Other                                             14,445          (9,033)
                                               -----------     -----------
                                                (1,101,595)     (1,287,281)
                                               -----------     -----------
Financing activities:
  Distributions to stockholders                 (5,250,000)     (4,450,000)
  Tax deposits                                      74,693        (132,452)
                                               -----------     -----------
                                                (5,175,307)     (4,582,452)
                                               -----------     -----------
Cash and cash equivalents, end of year         $ 1,644,787     $ 1,253,011
                                               ===========     ===========

The accompanying notes are an integral part of the financial statements.





                    THE JUSTRITE MANUFACTURING COMPANY

                       NOTES TO FINANCIAL STATEMENTS



1.   Summary of Significant Accounting Policies

     Summarized below are the significant accounting policies of The Justrite Manufacturing Company (the "Company").

     Cash and cash equivalents

     Cash and cash equivalents include demand deposits and investments with maturities of ninety days or less.

     Inventories

     Inventories are stated at the lower of last-in, first-out (LIFO) cost or market. The inventory value at June 30, 1993 and 1992 under the FIFO (first-in, first-out) method, which approximates replacement cost, would have been approximately $1,472,000 and $1,410,000, respectively, greater than the value under the LIFO method.

     Equipment

     Equipment is carried at cost and depreciated on a straight-line basis over estimated useful lives of 3 to 8 years. The cost and accumulated depreciation relating to assets retired or otherwise disposed of are eliminated from the respective accounts at the time of disposition. The resultant gain or loss is included in net loss on sale of assets and other.


2.   Income Taxes

     The Company has elected to be treated as a small business
     (Subchapter S) corporation for income tax purposes. Accordingly, the Company's taxable income and related tax credits are reportable by the stockholders on their individual income tax returns. Tax regulations stipulate that the Company, due to its fiscal year, must place funds on deposit with the Internal Revenue Service. These deposits are included in tax deposits and other assets and totaled $811,897 and $886,590 at June 30, 1993 and 1992, respectively.


3.   Related Party Transactions

     In 1984, certain real property was sold and leased back for 15 years. Minimum annual rentals are $338,000; the Company also pays maintenance, insurance and real estate taxes. The gain from the 1984 transaction is being recognized over the term of the lease.

     The Company also leases a different manufacturing plant from a related party at a minimum annual rental of $110,000, plus maintenance, insurance and taxes. This lease expires in 1996.

     The Company has an agreement with Northbrook Management Corporation
     (NMC) which is owned by a related party, under which NMC provides operational and financial management services to the Company. Fees paid for these services for the years ended June 30, 1993 and 1992 were $624,000 and $629,002, respectively.


4.   Employees' Profit-Sharing Plan

     The Company has a profit-sharing plan which covers substantially all salaried and office hourly employees. Contributions to the trust are discretionary but generally are limited to amounts deductible for federal income tax purposes.


5.   Leases

     The Company leases manufacturing facilities and administrative office space under operating leases. Rent expenses related to these leases were $606,000 during 1993 and $587,000 in 1992. Future minimum rental commitments for noncancelable operating leases are summarized as follows:


               1994                   655,000
               1995                   655,000
               1996                   655,000
               1997                   591,000
               1998                   545,000
               Thereafter             767,000





                     REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of
   The Justrite Manufacturing Company

We have audited the accompanying balance sheets of The Justrite
Manufacturing Company as of June 30, 1993 and 1992, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Justrite
Manufacturing Company as of June 30, 1993 and 1992, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



Coopers & Lybrand


Chicago, Illinois
August 11, 1993





    ADDITIONAL EXPLANATORY NOTES TO JUNE 30, 1993 FINANCIAL STATEMENTS

The following notes are not part of the audited financial statements of Justrite and are submitted by the Registrant to provide a further understanding regarding the assets acquired and the liabilities assumed by the Registrant as a result of the Asset Purchase Agreement dated April 18, 1994 between the Registrant and Justrite.


Assets not acquired:

Cash of $1,644,787 and a tax deposit of approximately $812,000 included in the June 30,1993 balance sheet were the principal assets not acquired by the Registrant from Justrite.

Deferred income:

Deferred income of $191,000 in the June 30, 1993 balance sheet will not be realized by the Registrant. This balance represents the remaining portion of a gain realized on the sale to an affiliated party and leaseback by Justrite of real estate used in Justrite's operations. Approximately $33,000 of the gain was amortized to income for the fiscal year ending June 30, 1993.

Related party administrative fees:

Justrite's agreement with an affiliate for the affiliate's providing of operational and financial management services will not be assumed by the Registrant. Justrite paid the affiliate $624,000 for these services during the fiscal year ended June 30, 1993. This amount represents the approximate amount of expense recognized in general and administrative expense for the same period.





                    THE JUSTRITE MANUFACTURING COMPANY

                               BALANCE SHEET

                              March 31, 1994

                                (unaudited)

                                                                March 31
                                                                  1994
ASSETS
Current assets:
  Cash and cash equivalents                                   $ 1,328,000
  Accounts receivable, less allowance
   for doubtful accounts of $198,000                            3,905,000
  Inventories                                                   1,616,000

          Total current assets                                  6,849,000

Equipment                                                       8,295,000
Less accumulated depreciation                                   5,465,000

          Net equipment                                         2,830,000

Tax deposits and other assets                                     836,000
                                                               ----------
                                                              $10,515,000
                                                               ==========


LIABILITIES
Current liabilities:
  Accounts payable                                            $   892,000
  Accrued expenses and taxes withheld                           1,541,000

          Total current liabilities                             2,433,000

Deferred income                                                   191,000

Stockholders' equity:
  Common stock, $10 par value -
   100,000 shares authorized,
   2,500 shares issued and outstanding                             25,000
  Retained earnings                                             7,866,000

          Total stockholders' equity                            7,891,000
                                                               ----------
                                                              $10,515,000
                                                               ==========





                    THE JUSTRITE MANUFACTURING COMPANY

                           STATEMENTS OF INCOME

             for the nine months ended March 31, 1994 and 1993

                                (unaudited)


                                                 1994              1993

Net sales                                    $24,630,000       $23,611,000

Cost of sales                                 13,943,000        13,591,000
                                             -----------       -----------
                                              10,687,000        10,020,000
                                             -----------       -----------
Operating expenses:
  Selling                                      3,449,000         3,624,000
  General and administrative                   2,346,000         2,583,000
  Contributions to employees'
   profit-sharing plan                           346,000           375,000
                                             -----------       -----------
                                               6,141,000         6,582,000
                                             -----------       -----------
Income from operations                         4,546,000         3,438,000

Other income (expense)                            26,000          (164,000)
                                             -----------       -----------
Net income                                   $ 4,572,000       $ 3,274,000
                                             ===========       ===========





                    THE JUSTRITE MANUFACTURING COMPANY

                         STATEMENTS OF CASH FLOWS

             for the nine months ended March 31, 1994 and 1993

                                (unaudited)


                                                 1994              1993

Cash and cash equivalents,
 beginning of period                           $ 1,645,000     $ 1,253,000

Operating activities:
  Net income                                     4,572,000       3,274,000
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
    Depreciation and amortization                  592,000         598,000
    (Increase) in accounts receivable           (1,509,000)       (513,000)
    Decrease in inventories                        193,000         103,000
    Decrease in prepaid expenses                    24,000          15,000
    Increase (decrease) in accounts payable       (663,000)         95,000
    Increase in accrued expenses                    87,000         145,000
                                               -----------     -----------
                                                 3,296,000       3,717,000
                                               -----------     -----------
Investing activities:
  Additions to equipment                          (310,000)     (1,265,000)
  Disposals of equipment                             7,000          21,000
  Other                                            (10,000)         (2,000)
                                               -----------     -----------
                                                  (313,000)     (1,246,000)
                                               -----------     -----------
Financing activities:
  Distributions to stockholders                 (3,300,000)       (750,000)
                                               -----------     -----------
                                                (3,300,000)       (750,000)
                                               -----------     -----------
Cash and cash equivalents, end of period       $ 1,328,000     $ 2,974,000
                                               ===========     ===========




FEDERAL SIGNAL CORPORATION AND SUBSIDIARIES AND JUSTRITE MANUFACTURING COMPANY
PRO FORMA CONSOLIDATED BALANCE SHEETS (UNAUDITED)
AS OF MARCH 31, 1994

                                                                  FEDERAL
                                                                   SIGNAL         JUSTRITE                         TOTAL
                                                                   CORP.          MFG. CO.      ADJUSTMENTS     CONSOLIDATED
Assets
  Manufacturing activities:
    Current assets
      Accounts receivable, net of allowances
       for doubtful accounts                                   $ 88,552,000   $   3,592,000   $               $  92,144,000
      Inventories:
        Raw materials                                            32,704,000       3,002,000                      35,706,000
        Work in process                                          19,955,000                                      19,955,000
        Finished goods                                           16,933,000                                      16,933,000
      Prepaid expenses                                            5,149,000                                       5,149,000
      Total current assets                                      163,293,000       6,594,000                     169,887,000

    Properties and equipment:
      Land                                                        5,493,000                                       5,493,000
      Buildings and improvements                                 35,926,000                                      35,926,000
      Machinery and equipment                                    94,428,000       2,813,000                      97,241,000
      Accumulated depreciation                                  (74,817,000)                                    (74,817,000)
      Net properties and equipment                               61,030,000       2,813,000                      63,843,000

    Intangible assets, net of accumulated amortization           65,249,000                      37,941,000     103,190,000
    Other deferred charges and assets                            13,805,000          12,000                      13,817,000
    Total manufacturing assets                                  303,377,000       9,419,000      37,941,000     350,737,000

  Financial services activities
    Lease financing receivables, net of allowances for
     doubtful accounts                                          109,461,000                                     109,461,000
  Total assets                                                 $412,838,000   $   9,419,000   $  37,941,000   $ 460,198,000

Liabilities and Shareholders' Equity
  Manufacturing activities:
    Current liabilities
      Short-term borrowings                                    $    203,000   $               $  45,000,000   $  45,203,000
      Accounts payable                                           32,697,000         892,000                      33,589,000
      Accrued liabilities and income taxes                       64,711,000       1,468,000                      66,179,000
      Total current liabilities                                  97,611,000       2,360,000      45,000,000     144,971,000

    Long-term borrowings                                         12,060,000                                      12,060,000
    Deferred income taxes                                        11,169,000                                      11,169,000
    Deferred income
    Total manufacturing liabilities                             120,840,000       2,360,000      45,000,000     168,200,000

  Financial services activities
    Short-term borrowings                                        86,333,000                                      86,333,000
    Long-term borrowings                                          8,213,000                                       8,213,000
    Total financial services liabilities                         94,546,000                                      94,546,000
  Total liabilities                                             215,386,000       2,360,000      45,000,000     262,746,000

  Contingency

  Shareholders' equity
    Common stock - par value                                     45,682,000                                      45,682,000
    Capital in excess of par value                               52,743,000                                      52,743,000
    Retained earnings                                           108,831,000                                     108,831,000
    Treasury stock                                               (4,326,000)                                     (4,326,000)
    Deferred stock awards                                        (1,506,000)                                     (1,506,000)
    Foreign currency translation adjustment                      (3,972,000)                                     (3,972,000)
    Investment                                                                    7,059,000      (7,059,000)
    Total shareholders' equity                                  197,452,000       7,059,000      (7,059,000)    197,452,000
  Total liabilities and shareholders' equity                   $412,838,000   $   9,419,000   $  37,941,000   $ 460,198,000



FEDERAL SIGNAL CORPORATION AND SUBSIDIARIES AND JUSTRITE MANUFACTURING COMPANY
PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1993

                                                                  FEDERAL
                                                                   SIGNAL         JUSTRITE                         TOTAL
                                                                   CORP.         MFG. CO. *     ADJUSTMENTS *   CONSOLIDATED

Net sales                                                      $565,163,000   $  32,692,000   $               $ 597,855,000

Costs and expenses
  Cost of sales                                                 383,087,000      19,055,000                     402,142,000
  Selling, general and administrative                           118,192,000       6,588,000       1,244,000     126,024,000
  Interest expense                                                6,136,000                       1,593,000       7,729,000
  Other (income) expense                                         (1,048,000)        (18,000)                     (1,066,000)

    Total costs and expenses                                    506,367,000      25,625,000       2,837,000     534,829,000

Income before income taxes                                       58,796,000       7,067,000      (2,837,000)     63,026,000
Income taxes                                                     19,016,000                       1,681,000      20,697,000

Net income                                                     $ 39,780,000   $   7,067,000   $  (4,518,000)  $  42,329,000


COMMON STOCK DATA:

Net income per share                                           $       0.86                                   $        0.91

Average common shares outstanding                                46,293,000                                      46,293,000

* unaudited



FEDERAL SIGNAL CORPORATION AND SUBSIDIARIES AND JUSTRITE MANUFACTURING COMPANY
PRO FORMA CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 1994

                                                                  FEDERAL
                                                                   SIGNAL         JUSTRITE                         TOTAL
                                                                   CORP.          MFG. CO.      ADJUSTMENTS     CONSOLIDATED

Net sales                                                      $138,106,000   $   9,194,000   $               $ 147,300,000

Costs and expenses
  Cost of sales                                                  95,215,000       5,245,000                     100,460,000
  Selling, general and administrative                            29,096,000       1,979,000         311,000      31,386,000
  Interest expense                                                1,347,000                         394,000       1,741,000
  Other (income) expense                                            109,000          (6,000)                        103,000

    Total costs and expenses                                    125,767,000       7,218,000         705,000     133,690,000

Income before income taxes                                       12,339,000       1,976,000        (705,000)     13,610,000
Income taxes                                                      4,183,000                         505,000       4,688,000

Net income                                                     $  8,156,000   $   1,976,000   $  (1,210,000)  $   8,922,000


COMMON STOCK DATA:

Net income per share                                           $       0.18                                   $        0.19

Average common shares outstanding                                46,156,000                                      46,156,000




     BASIS OF PRESENTATION AND EXPLANATION OF PRO FORMA ADJUSTMENTS TO
            CONSOLIDATED BALANCE SHEET AND STATEMENTS OF INCOME


Basis of Presentation

The financial statements of Federal Signal Corporation and Subsidiaries (Registrant) are presented on a historical basis.

The March 31, 1994 balance sheet of Justrite Manufacturing Company (Justrite) used in the pro forma consolidation represents the "carved-out" historical assets acquired and liabilities assumed by the Registrant in the purchase transaction. The differences that exist between Justrite's historical stand-alone balance sheet and the balance sheet used in the pro forma consolidation consist mainly of assets not acquired and liabilities not assumed per the purchase agreement.

The statements of income of Justrite represent its historical statements of income adjusted to exclude items which are not expected to recur in the future.

The "carved-out" financial statements for Justrite provide a more meaningful picture of the assets acquired and liabilities assumed and the results of the operations acquired by the Registrant. See "Additional Explanatory Notes to June 30, 1993 Financial Statements" prepared by the Registrant for information relating to the "carved-out" items.


Pro Forma Adjustments to March 31, 1994 Balance Sheet

Intangible assets, net of accumulated amortization - The increase in intangible assets of $37,941,000 represents the pro forma estimate of the excess of the purchase price over the fair values of net assets acquired had the purchase occurred on March 31, 1994.

Manufacturing activities' short-term borrowings - The increase in manufacturing activities' short-term borrowings of $45,000,000 reflects the purchase price of Justrite had the purchase occurred on March 31, 1994.

Stockholders' equity - The reduction in investment of $7,059,000 represents the elimination of the net assets of Justrite in order to properly effect the consolidation of Justrite accounted for as a purchase.


Pro Forma Adjustments to Statement of Income for the Year Ended
December 31, 1993.

Selling, general and administrative expenses - The increase in selling, general and administrative expenses of $1,244,000 represents the pro forma charges resulting from the amortization of intangible assets, principally over forty years, arising from the purchase transaction.

Interest expense - The increase in interest expense of $1,593,000 represents the pro forma incremental interest expense which would have been incurred on the pro forma borrowings of the Registrant had the acquisition occurred on January 1, 1993. Interest expense was calculated using the weighted average interest rate available to the Registrant during 1993.

Income taxes - Prior to the acquisition, Justrite had elected to be treated as a small business (Subchapter S) corporation for income tax purposes. Justrite's taxable income and related tax credits were reportable by its stockholders on their individual income tax returns and no income tax expense or liability was recorded in the financial statements of Justrite. Accordingly, the increase in income taxes of $1,681,000 represents the net pro forma adjustment attributable to Registrant's marginal income tax rate applied to the earnings of Justrite net of the effects of the pro forma adjustments to income before income taxes.


Pro Forma Adjustments to Statement of Income for the Three Months Ended March 31, 1994

Selling, general and administrative expenses - The increase in selling, general and administrative expenses of $311,000 represents the pro forma charges resulting from the amortization of intangible assets, principally over forty years, arising from the purchase transaction.

Interest expense - The increase in interest expense of $394,000 represents the pro forma incremental interest expense which would have been incurred on the pro forma borrowings of the Registrant had the acquisition occurred on January 1, 1993. Interest expense was calculated using the weighted average interest rate available to the Registrant during the first quarter of 1994.

Income taxes - Prior to the acquisition, Justrite had elected to be treated as a small business (Subchapter S) corporation for income tax purposes. Justrite's taxable income and related tax credits were reportable by its stockholders on their individual income tax returns and no income tax expense or liability was recorded in the financial statements of Justrite. Accordingly, the increase in income taxes of $505,000 represents the net pro forma adjustment attributable to Registrant's marginal income tax rate applied to the earnings of Justrite net of the effects of the pro forma adjustments to income before income taxes.